CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LifeVantage Corporation
Lehi, Utah

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated August 23, 2022, relating to the consolidated financial statements and the effectiveness of LifeVantage Corporation’s internal control over financial reporting, of LifeVantage Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WSRP, LLC

Salt Lake City, Utah
March 31, 2023